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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 25, 2016 relating to the consolidated financial statements and financial statement schedule of Clean Harbors, Inc. and subsidiaries, and the effectiveness of Clean Harbors, Inc. and subsidiaries' internal control over financial reporting appearing in the Annual Report on Form 10-K of Clean Harbors, Inc. for the year ended December 31, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 9, 2016

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM